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                                                                      EXHIBIT 21

                        CMG INFORMATION SERVICES, INC.
                        Subsidiaries of the Registrant


1.  CMG @Ventures, Inc., a Delaware corporation.

2.  CMG Securities Corporation, a Massachusetts corporation.

3.  CMG @Ventures Capital Corporation, a Delaware corporation.

4. CMG @Ventures I, L.L.C., a Delaware limited liability company (formerly CMG @Ventures, L.P.)

5.  CMG @Ventures II, L.L.C., a Delaware limited liability company.

6.  CMG Direct Corporation, a Delaware corporation.

7.  SalesLink Corporation, a Massachusetts corporation.

8.  Pacific Direct Marketing Corporation, a California corporation.

9.  InSolutions Inc., a Delaware corporation.

10. On-Demand Solutions, Inc., a Massachusetts corporation.

11. Engage Technologies, Inc., a Delaware corporation.

12. Accipiter, Inc., a Delaware corporation.

13. Blaxxun Interactive, Inc., a Delaware corporation.

14. Planet Direct Corporation, a Delaware corporation.

15. ADSmart Corporation, a Delaware corporation.

16. InfoMation Publishing Corporation, a Delaware corporation.

17. NaviSite Internet Services Corporation, a Delaware corporation.

18. Servercast Communications, L.L.C., a Delaware limited liability company.

19. Password Internet Publishing Corporation, a Delaware corporation.

20. Vicinity Corporation, a California corporation.